Exhibit 14




                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
First Focus Funds, Inc.:


We consent to the use of our report incorporated by reference in the Statement of Additional Information constituting part of the combined registration statement/proxy of the First Focus Income Fund on Form N-14 of our report dated May 13, 2003 relating to the financial statements and financial highlights appearing in the March 31, 2003 Annual Report to the Shareholders of the First Focus Income Fund and First Focus Bond Fund.


/s/  KPMG LLP

May 29, 2003
Omaha, Nebraska